DEBT PURCHASE AGREEMENT

This Debt Purchase Agreement (the “Agreement”) made as of this _17th day of February, 2017 by and between LG Capital Funding, LLC (the “Seller”) and GHS Investments, LLC (the “Buyer”).

1.       PURCHASE AND SALE OF THE CONVERTIBLE NOTE

Upon the terms and conditions herein contained, at each Closing as hereinafter defined, the Seller hereby sells, assigns and transfers to the Buyer and the Buyer agrees to purchase from the Seller the “Transferred Rights” of the Seller and all rights thereto, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description. Transferred Rights shall mean all rights with respect to $563,027.81 in principal, accrued interest, and settlement premiums under those certain Convertible Promissory Notes (collectively, the "Notes") issued to the Seller by Rich Pharmaceuticals, Inc. (“Borrower” or “Company”) in the principal face amounts as outlined in Schedule 1 below. By its signatures hereto, the Borrower accepts the assignment of the Transferred Rights to Buyer and agrees that Buyer may convert the Transferred Rights into shares of the Company’s common stock.

Schedule 1

Principal	Date of Issuance	Present Balance with Interest, and settlement premiums
$30,000 "LG 1"	5/26/16 8% Redeemable Convertible Note.	$38,106.74
$19,864.73 "LG 2"	6/8/16 - Originally issued to Typenex on 5/29/15 pursuant to a $362,500 Note and $19,864.73 assigned to LG on 6/6/2016.	$26,558.87
$84,250 "LG 3"	6/10/16 - 8% Redeemable Convertible Note.	$134,213.71
$29,117.91 "LG 4"	6/23/16 - Originally issued to Auctus on 3/9/15 and assigned to LG 6/23/16.	$44,432.65
$56,000 "LG 5"	6/24/16 8% Convertible Redeemable Note.	$90,075.62
$58,000 "LG 6"	7/8/16 8% Convertible Redeemable Note.	$92,453.59
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$32,000 "LG 7"	10/31/16 - 8% Convertible Redeemable Note.	$49,799.01
$56,000 "LG 8"	11/17/16 8% Back End Note.	$87,387.62

2.	CONSIDERATION

The "Purchase Price" for each "Assigned Portion" of the Notes shall be the Buyer’s payment to the Seller, to be broken into four (4) monthly (31 calendar day) Tranches (each a "Tranche") as follows:

Issuance Date	Tranche 1	Tranche 2	Tranche 3	Tranche 4
5/26/2016	38106.74
6/8/2016	26558.87
6/10/2016		134213.71
6/23/2016	44432.65
6/24/2016				90075.62
7/8/2016			92453.59
10/31/2016			49799.01
11/17/2016				87387.62
	$ 109,098.26	$ 134,213.71	$ 142,252.60	$ 177,463.24

3.	CLOSING

The Closing of Tranche 1 contemplated by this Agreement shall take place no later than February 17 , 2017. Buyer shall only obtain beneficial ownership over those Assigned Portions of the Transferred Rights for which Buyer has rendered payment to the Seller. As long as Buyer has made timely payments in accordance with the Schedule above, the Seller shall not sell, convert or in any way hypothecate unsold portions of the Notes.

The closing of Tranche 2 shall take place no later than March 20, 2017. The closing of Tranche 3 should take place no later than April 20, 2017. The closing of Tranche 4 should take place no later than May 20, 2017. Buyer shall only obtain beneficial ownership over those Assigned Portions of the Transferred Rights for which Buyer has rendered payment to the Seller. As long as Buyer has made timely payments in accordance with the Schedule above, the Seller shall not sell, convert or in any way hypothecate unsold portions of the Notes.

The Seller presently has 2,522,517,897 authorized but unissued shares of the Company's stock in reserve for its benefit. Upon the closing of Tranche 1, Seller shall authorize the release of 630,629,474 shares back to the treasury of the issuer for the benefit of the Buyer. Seller shall subsequently release 630,629,474 upon the closing of Tranche 2, to be

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630,629,474 upon the closing of Tranche 3 and 630,629,474 upon the closing of Tranche 4. A tranche must be closed and funded within 5 business days of the dates listed above or the Seller may terminate this Agreement. In the event the tranche in question is not funded on the date specified above, the numbers may be revised by the Seller to reflect additional accrued interest

4.       REPRESENTATIONS AND WARRANTIES OF SELLER The Seller hereby represents and warrants to the Buyer as follows:

4.1               Status of the Seller and the Note. The Seller is the beneficial owner of the Notes, and the Notes are free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims. The Notes are currently outstanding and Seller is informed by Company that the Notes represent bona fide debt obligations of the Company.

4.2               Authorization; Enforcement. (i) Seller has all requisite corporate power and authority to enter into and perform the Agreement and to consummate the transactions contemplated hereby and to sell each Note, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Seller and the consummation by it of the transactions contemplated hereby (including, without limitation, the sale of the Note to the Buyer) have been duly authorized by the Seller and no further consent or authorization of the Seller or its members is required, (iii) this Agreement has been duly executed and delivered by the Seller, and (iv) this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

4.3               No Conflicts. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby (including, without limitation, the sale of the Notes to the Buyer) will not (i) conflict with or result in a violation of any provision of its certificate of formation or other organizational documents, or (ii) violate or conflict with or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Seller are a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Seller are subject) applicable to Seller or the Note is bound or affected. The Seller is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

4.4               Title; Rule 144 Matters. Seller has good and marketable title to the Notes, free and clear of all liens, restrictions, pledges and encumbrances of any kind. Seller is not an “Affiliate” of the Company, as that term is defined in Rule 144 of the Securities Act of 1933, as amended (the “1933 Act”) and has not been an "Affiliate" for at least Ninety (90) calendar days prior to the execution of this Agreement.

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4.5	Consent of the Company.

(i)                  The Company, as evidence by its signature at the foot of this Agreement, hereby represents and warrants that, upon delivery to the Company of the Notes, the Company shall promptly cause to be issued to and in the name of Buyer one of more new executed Notes in the principal aggregate amount of equal to the face value of the Note. The Notes may contain the same restrictive legend as provided in the original Note, but no stop transfer order. The Notes are currently outstanding in the entire amount stated and represent bona fide debt obligations of the Company.

(ii)                 The signature by the Company also represents the Company’s agreement to treat Buyer as a party to, and having all the rights of the Seller with respect to the Transferred Rights.

5.       REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF THE BUYER. The Buyer hereby represents warrants and acknowledges to the Seller as follows:

5.1               Sophisticated Investor. The Buyer has sufficient knowledge and experience of financial and business matters, is able to evaluate the merits and risks of the partial purchase of the Notes and has had substantial experience in previous private and public purchases of securities. Buyer is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act;

5.2               Authorization; Enforcement. (i) Buyer has all requisite corporate power and authority to enter into and perform the Agreement and to consummate the transactions contemplated hereby and to purchase each Note, in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Buyer and the consummation by it of the transactions contemplated hereby (including, without limitation, the purchase of the Note by the Buyer) have been duly authorized by the Buyer and no further consent or authorization of the Buyer or its members is required, (iii) this Agreement has been duly executed and delivered by the Buyer, and (iv) this Agreement constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

5.3               No Conflicts. The execution, delivery and performance of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of its certificate of formation or other organizational documents, or (ii) violate or conflict with or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which Buyer is subject) applicable to Seller or the Note is bound or affected. The Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

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5.4               Big Boy Acknowledgement. Buyer acknowledges that: (i) Seller may be, and Buyer is proceeding on the assumption that Seller is, in possession of material, non-public information concerning the Company and its direct and indirect subsidiaries (the “Information”), which is not or may not be known to Buyer and that Seller has not disclosed to Buyer; (ii) Buyer is voluntarily assuming all risks associated with the purchase of the Notes and expressly warrants and represents that (x) except as otherwise stated or represented herein, Seller has not made, and Buyer disclaims the existence of or its reliance on, any representation by Seller concerning the Company or the Notes, and (y) Buyer is not relying on any disclosure or non-disclosure made or not made, or the completeness thereof, in connection with or arising out of the purchase of the Note (except as otherwise stated or represented herein), and therefore has no claims against the Seller with respect thereto; and (iii) Seller shall not have any liability, and Buyer waives and releases any claim that it might have against Seller or any of its partners, representatives, agents and affiliates whether under applicable securities law or otherwise, based on Seller’s knowledge, possession or nondisclosure to Buyer of the Information, except for any representations or warranties of the Seller contained herein).

6.	MISCELLANEOUS

6.1               Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by any reason of this Agreement.

6.2               Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy or telex, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses (or such others as shall be provided in writing hereafter):

(a)	If to the Buyer to: GHS Investments LLC

200 Stonehinge Lane Suite 3

Carle Place, NY 11514

Attn: Sarfraz Hajee

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(b)	If to the Seller to:

LG Capital Funding, LLC 1218 Union St, Suite #2

Brooklyn, NY 11225

Attn: Joseph Lerman

6.3               Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

6.4               Further Assurances. After the Closing of Tranche 1, at the request of either party, the other party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by this Agreement.

6.5               Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of this Agreement.

6.6               Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

6.7               Governing Law. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

6.8               Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

6.9               Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BUYER:

GHS Investments, LLC

By: /s/ Authorized Signatory

Title:

SELLER:

LG Capital Funding, LLC

By: /s/ Authorized Signatory

Title:

ACCEPTED AND AGREED:

Rich Pharmaceuticals, Inc.

By: /s/ Ben Chang

Title: CEO

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NON-AFFILIATION LETTER

February 17, 2017

GHS Investments, LLC Gentlemen:

Please let this letter serve as confirmation that LG Capital Funding, LLC is not now, and has not been during the preceding 90 days, an officer, director, 10% or more shareholder of Rich Pharmaceuticals, Inc. or in any other way an “affiliate” of Rich Pharmaceuticals, Inc (as that term is defined in Rule 144(a) (1) adopted pursuant to the Securities Act of 1933, as amended).

Very truly yours,

LG CAPITAL FUNDING, LLC

/s/ Jospeh Lerman

By: Joseph Lerman, Manager

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